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                                                                    Exhibit 99.2


         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


                  We hereby consent to (i) the inclusion of our opinion letter, dated December 19, 1997, to the Board of Directors of Fuqua Enterprises, Inc. ("Fuqua") as Annex H to the Proxy Statement/Consent Solicitation Statement/Prospectus of Graham-Field Health Products, Inc. and Fuqua relating to the merger of GFHP Acquisition Corp. with and into Fuqua and (ii) all references to DLJ under the captions "SUMMARY--The Merger--Opinions of Financial Advisors" and "THE MERGER--Opinions of Financial Advisors--Donaldson, Lufkin & Jenrette" in the Proxy Statement/Consent Solicitation Statement/Prospectus of Fuqua and Graham-Field Health Products, Inc. which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.



                                                DONALDSON, LUFKIN & JENRETTE
                                                SECURITIES CORPORATION



                                              By: /s/ DONALDSON, LUFKIN &
                                                      JENRETTE SECURITIES
                                                      CORPORATION
                                                 -------------------------------


New York, New York
December 18, 1997